 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 4, 2011

American Standard Energy Corp.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-132948	20-2791397
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, AZ 85251
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(480) 371-1929
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On April 4, 2011, the Board of Directors of American Standard Energy Corp. (the “Company”) elected Scott David and William “Bill” Killian to the Board of Directors of the Company (the “Board”).

Mr. David and Mr. Killian qualify as independent directors in accordance with the published listing requirements of the Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.

Mr. David adds to the Company many years of industry related guidance to the Board as well as senior management in setting and achieving the Company’s growth strategies in the energy industry.

Mr. David, Age 45, currently is Joint Venture Formation Manager at Shell Oil Company with a focus in the Retail sector in the downstream oil and gas industry.  Mr. David has held various positions over the years including Pricing Manager for the US Wholesale gasoline business, Equity Investments Manager, Business Acquisitions Manager, and most recently Joint Ventures Formation Manager.

Mr. David earned a Bachelor of Business Administration in Finance as well as a minor in Information Systems (I.S.Y.) from Baylor University.  Mr. David also holds a Master of Business Administration with a concentration in Finance from St. Mary’s College.

Mr. Killian also brings many years of professional managerial experience to the Board that will be valuable to the Board and Company Management in conducting Operations.

Mr. Killian, Age 46, General Manager of Texas Operations at Texas Jack Waste Holdings has oversight of all Texas operations for this solid waste management company focusing on growth and expansion.  Mr. Killian previously served as General Manager/Managing Partner of Pima Waste of Tucson from 2006-2009 prior to successfully marketing and selling the company to Waste Management.  He also served as General Manager of West Valley Business Units at Allied Waste from 2002-2006, General Manager/Managing Partner of City-Waste of Arizona from 2000 until its successful sale to Allied Waste in 2002 and as Operations Manager/General Manager of Laidlaw/Allied Waste Lake Havasu from 1994-2000.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. David or Mr. Killian.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between the Company and any of it directors.

Item 8.01 Other Events

On April 4, 2011 the Board of Directors established the following independent board of directors committees: Audit, Compensation, Nomination and Corporate Governance and adopted Charters/Mandates for each Committee.

The Audit Committee consists of three Independent Directors (Robert Thompson – Chairman, William Killian, and Scott David.  Mr. Thompson qualifies as a Financial Expert as defined by the SEC. The Compensation Committee consists of three Independent Directors (Robert Thompson – Chairman, Scott David, and James R. Leeton, Jr.).  The Corporate Governance and Nominating Committee consists of four Independent Directors (Robert Thompson – Chairman, Scott David, William Killian and James R. Leeton, Jr.).

The Board also established a Fairness Evaluation Sub Committee of the Corporate Governance and Nominating Committee and appointed Scott David, James R. Leeton, Jr. and Robert Thompson – Chairman to the Committee.

The Board also adopted a Code of Conduct.

Item 9.01Financial Statement and Exhibits

(d)	Exhibits

Exhibit
Number	Description

10.1	Audit Committee Charter

10.2	Compensation Committee Charter

10.3	Corporate Governance and Nominating Committee Charter

10.4	Code of Conduct

10.5	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

American Standard Energy Corp.

Date: April 8, 2011	By:	/s/ Scott Feldhacker
Name: Scott Feldhacker
Title: Chief Executive Officer